Exhibit 99.2

DIVERSICARE HEALTHCARE SERVICES, INC.
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Effective September 1, 2013, Diversicare Healthcare Services, Inc. ("Diversicare") entered into an agreement with Omega Healthcare Investors, Inc. (NYSE: OHI) ("Omega") to terminate its lease with respect to eleven nursing facilities located in Arkansas and concurrently entered into operation transfer agreements to transfer the operations of each of those eleven facilities to an operator selected by Omega. Upon the completion of the transaction, Diversicare no longer operates any skilled nursing centers in the State of Arkansas.

In connection with the closing of this transaction, effective September 1, 2013, Diversicare and Omega entered into the Thirteenth Amendment to Consolidated Amended and Restated Master Lease ("Amendment No. 13") to amend the Consolidated Amended and Restated Master Lease ("Master Lease") most recently amended on January 22, 2013. Amendment No. 13 effectively modifies the terms of the Master Lease to terminate the terms surrounding the eleven nursing facilities in Arkansas (and only as to those eleven facilities) and effectively reduces the annual rent payable under the Master Lease by $5,000,000.

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are presented to comply with Article 11 of Regulation S-X and follow prescribed SEC regulations. The Unaudited Pro Forma Condensed Consolidated Financial Statements do not purport to present what Diversicare's results would have been had the disposition actually occurred on the dates indicated or to project what Diversicare's results of operations will be for any future period. The prescribed regulations limit pro forma adjustments to those that are directly attributable to the disposition on a factually supported basis.

As permitted under Article 11 of Regulation S-X, Diversicare has elected to omit a columnar presentation of the condensed consolidated balance sheet as of June 30, 2013, due to the limited number of pro forma adjustments required as a result of the aforementioned transaction. As part of the agreement reached in the disposition, Diversicare will maintain all existing receivables and liabilities from the facilities that existed prior to the disposition date. The primary impact to the historical balance sheet is related to the write-off of certain leasehold improvements from the Property and Equipment line of the balance sheet. The total net book value of these fixed assets were $2.1 million which were impaired upon disposition of the Arkansas operations.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations have been prepared for informational purposes and to assist in the analysis of Diversicare's disposition of its Arkansas operations. This information should be read together with the historical consolidated financial statements and related notes of Diversicare included in its Annual Report on Form 10-K for the year ended December 31, 2012 and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2013.

The Unaudited Pro Forma Condensed Consolidated Statements of Operations for the six months ended June 30, 2013 and the years ended December 31, 2012, December 31, 2011, and December 31, 2010 give effect to the transaction described above as if it had occurred on January 1, 2010. The Unaudited Pro Forma Condensed Consolidated Financial Statements are derived from the historical consolidated financial statements of Diversicare and are based on assumptions that management believes are reasonable in the circumstances.

EXHIBIT 99.2 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (in thousands, except per share amounts)

	As Reported (a)	Arkansas Region (b)	Pro Forma
	Six Months Ended June 30,	Six Months Ended June 30,	Six Months Ended June 30,
	2013	2013	2013
PATIENT REVENUES, net	$162,028	$34,838	$127,190
EXPENSES:
Operating	127,279	27,162	100,117
Lease and rent expense	12,533	2,440	10,093
Professional liability (c)	8,471	4,320	4,151
General and administrative	13,342	856	12,486
Depreciation and amortization	3,578	348	3,230
Asset impairment	—	—	—
Total expenses	165,203	35,126	130,077
OPERATING LOSS	(3,175)	(288)	(2,887)
OTHER EXPENSE:
Equity in net losses of unconsolidated affiliate	(215)	—	(215)
Interest expense, net	(1,580)	—	(1,580)
Debt retirement costs	(320)	—	(320)
	(2,115)	—	(2,115)
LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(5,290)	(288)	(5,002)
BENEFIT FOR INCOME TAXES	2,211	60	2,151
LOSS FROM CONTINUING OPERATIONS	(3,079)	(228)	(2,851)

Loss per common share from continuing operations – basic	$(0.56)		$(0.53)
Loss per common share from continuing operations – diluted	$(0.56)		$(0.53)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,861		5,861
Diluted	5,861		5,861

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

EXHIBIT 99.2 UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (in thousands, except per share amounts)

	As Reported (a)			Arkansas Region (b)			Pro Forma
	Year Ended December 31,			Year Ended December 31,			Year Ended December 31,
	2012	2011	2010	2012	2011	2010	2012	2011	2010
PATIENT REVENUES, net	$308,072	$309,467	$285,594	$67,504	$65,979	$60,560	$240,568	$243,488	$225,034
EXPENSES:
Operating	242,591	239,674	225,469	53,606	50,710	45,906	188,985	188,964	179,563
Lease and rent expense	23,930	22,939	22,600	4,879	4,875	4,874	19,051	18,064	17,726
Professional liability (c)	11,964	10,466	5,140	5,875	7,012	3,198	6,089	3,454	1,942
General and administrative	24,419	25,589	19,680	1,651	1,766	1,515	22,768	23,823	18,165
Depreciation and amortization	7,043	6,365	5,614	767	758	591	6,276	5,607	5,023
Asset impairment	—	344	—	—	—	—	—	344	—
Total expenses	309,947	305,377	278,503	66,778	65,121	56,084	243,169	240,256	222,419
OPERATING INCOME (LOSS)	(1,875)	4,090	7,091	726	858	4,476	(2,601)	3,232	2,615
OTHER INCOME (EXPENSE):
Equity in net losses of unconsolidated affiliate	(280)	—	—	—	—	—	(280)	—	—
Interest expense, net	(2,809)	(2,355)	(1,632)	—	(1)	1	(2,809)	(2,354)	(1,633)
Debt retirement costs	—	(112)	(127)	—	—	—	—	(112)	(127)
	(3,089)	(2,467)	(1,759)	—	(1)	1	(3,089)	(2,466)	(1,760)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	(4,964)	1,623	5,332	726	857	4,477	(5,690)	766	855
BENEFIT (PROVISION) FOR INCOME TAXES	1,747	(437)	(1,702)	(269)	(317)	(1,656)	2,016	(120)	(46)
INCOME (LOSS) FROM CONTINUING OPERATIONS	(3,217)	1,186	3,630	457	540	2,821	(3,674)	646	809

Income (Loss) per common share from continuing operations – basic	$(0.63)	$0.15	$0.57				$(0.71)	$0.05	$0.08
Income (Loss) per common share from continuing operations – diluted	$(0.63)	$0.14	$0.56				$(0.71)	$0.05	$0.08

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	5,821	5,744	5,732				5,821	5,744	5,732
Diluted	5,821	5,906	5,854				5,821	5,906	5,854

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

The following pro forma adjustments are included in the Unaudited Pro Forma Condensed Consolidated Statements of Operations:

a)
Reflects the consolidated historical statements of operations of Diversicare for the six months ended June 30, 2013 and the years ended December 31, 2012, December 31, 2011, and December 31, 2010, as contained in the historical consolidated financial statements and notes thereto presented in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2013 and the Annual Report on Form 10-K for the year ended December 31, 2012, respectively.

b)	Represents adjustments to reflect the disposition of the Company's Arkansas operations as follows:

•	The elimination of revenues and expenses directly attributable to Arkansas operations for the periods presented.

c)
The Company has allocated all professional liability expense to the states where the Company operates based on calculations performed by Diversicare management with assistance from its external actuary’s calculation as completed semi-annually. The actuary designates a percentage allocation of ultimate loss to the states in which the Company operates based upon the result of multiple years of developed loss runs and trends. The actuary aggregates three broadly used actuarial methods in performing the analysis including the Frequency-Severity Method, the Reported Bornhuetter-Ferguson Method, and the Paid Bornhuetter-Ferguson Method. The aggregation of these methods provides the actuary a basis upon which to develop an appropriate statistical range within which the recommended percentage allocations are identified.